UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  November 12, 2009 (November 12, 2009)

HYPERDYNAMICS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or other jurisdiction of incorporation or organization)

001-32490 (Commission File Number)		87-0400335 (IRS Employer Identification No.)
One Sugar Creek Center Blvd., #125 Sugar Land, Texas 77478 (Address of principal executive offices, including zip code)
voice: (713) 353-9400 fax: (713) 353-9421
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement

In this Current Report on Form 8-K, “Hyperdynamics,” the “Company,” “we,” “our,” “ours,” and “us” refer to Hyperdynamics Corporation, a Delaware corporation, which is an oil and gas exploration and production company headquartered in Sugar Land, Texas, and our wholly-owned subsidiary, SCS Corporation, unless the context otherwise requires.

On November 12, 2009, we entered into a Shares Purchase Agreement with Enable Growth Partners, L.P. (“Enable”), which holds certain securities identified below that were previously issued by us.  Pursuant to the Shares Purchase Agreement, we have agreed to issue to Enable 1,578,948 shares of our common stock, par value $.001 per share (the “Offering”).  The aggregate net proceeds from the Offering, after deducting for financial advisor fees and estimated offering expenses payable by us, are expected to be approximately $1,460,000.  The Offering is expected to close on or about November 17, 2009, subject to satisfaction of standard closing conditions.

The Shares Purchase Agreement provides that the conversion price of a debenture previously issued to Enable and the exercise prices of warrants previously issued to Enable are reduced to $0.95 per share.  The debenture and warrants were previously filed with the Securities and Exchange Commision.  The Securities Purchase Agreement also prohibits us from issuing, or entering into any agreement to issue or announce the issuance or proposed issuance of shares of our common stock or securities convertible into shares of our common stock for a period of 15 days after the closing of the transaction contemplated by the Shares Purchase Agreement.

We are making the offering and sale of the above shares pursuant to a shelf registration statement on Form S-3 (Registration No. 333-148287) declared effective by the Securities and Exchange Commission on February 12, 2008, and a base prospectus dated as of the same date, as supplemented by a prospectus supplement to be filed with the Securities and Exchange Commission on or about November 12, 2009.

The description of terms and conditions of the Shares Purchase Agreement set forth herein do not purport to be complete and are qualified in their entirety by the full text of the form of Shares Purchase Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

The legal opinion of Patton Boggs LLP relating to the shares in the Offering is attached as Exhibit 5.1 to this Current Report on Form 8-K.

Item 7.01          Regulation FD Disclosure.

On November 12, 2009, we issued a press release entitled “Hyperdynamics To Raise $1.5 Million in Registered Direct Offering.”  The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information disclosed in Item 7.01 of, and Exhibits 99.1 attached hereto, this Current Report on Form 8-K shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.  This Current Report on Form 8-K does not constitute a determination of whether any information included herein is material.

Item 8.01          Other Items

We have revised certain risk factors we previously disclosed in our Annual Report on Form 10-K for the year ended June 30, 2009, and added certain new risk factors.  The updated and additional risk factors are set forth below.

RISK FACTORS

Geopolitical instability where we operate subjects us to political, economic and other uncertainties.

We conduct business in the Republic of Guinea (“Guinea”), which is in a region of the world where there have been recent civil wars, revolutionary wars, coup d’états and internecine conflicts.  In October 2009, Guinea experienced a marked increase in violence including civil unrest and protests against the current government, which assumed power in December 2008.  External or internal political forces could potentially create a political or military climate that might cause a change in political leadership, the outbreak of hostilities, or civil unrest.  Such uncertainties could result in our having to cease our Guinea operations and result in the loss or delay of our rights under the Hydrocarbon Production Sharing Contract (the “2006 PSC”) and the Memorandum of Understanding that we entered into with the government of Guinea in 2009 (the “2009 MOU”).

Further, we face political and economic risks and other uncertainties with respect to our operations, which may include, among other things:

•	loss of revenue, property and equipment as a result of hazards such as expropriation, war, acts of terrorism, insurrection and other political risks;

•	increases in taxes and governmental royalties;

•	unilateral renegotiation of contracts by governmental entities;

•	difficulties enforcing our rights against a governmental agency because of the doctrine of sovereign immunity and foreign sovereignty over international operations;

•	changes in laws and policies governing operations of foreign-based companies; and

•	currency restrictions and exchange rate fluctuations.

Our operations in Guinea may also be adversely affected by laws and policies of the United States affecting foreign trade and taxation.  Realization of any of these factors could materially and adversely affect our business plan, financial position, results of operations and future cash flows.

We will require substantial additional funding in the near term which may not be available to us on acceptable terms or at all; if we cannot obtain additional financing, we may have to curtail operations and may ultimately cease to exist.

Our financial statements reflect recurring, ongoing and substantial yearly net losses, and negative cash flows from operations. We need additional funding or alternative sources of capital to meet our working capital needs.  We have previously raised capital by selling common stock and warrants, issuing convertible debentures and using a previously available equity line of credit which expired in February 2009.  Our management does not believe that existing cash resources will be sufficient to enable us to execute our business plan over the next twelve months and that we will need to raise substantial additional capital in the near term in order to do so.  However, future financing may not be available in amounts or on terms acceptable to us, if at all. If we cannot raise funds on acceptable terms, we will not be able to execute our business plan and may be forced to curtail operations or may ultimately cease to exist.

We may not be able to meet our substantial capital requirements to conduct our operations and achieve our business plan and; we anticipate future losses and negative cash flow.

Our business is capital intensive.  We must invest a significant amount in development and exploration activities.  We are currently making and intend to continue to make substantial capital expenditures to find, develop and produce natural gas and oil reserves.  We currently have no operating revenue.  If we do not obtain capital resources, we may not be able to meet the obligations under the 2006 PSC and the 2009 MOU – thus surrendering the rights granted to us by Guinea under the 2006 PSC (the “Concession”).  The Concession is our single most important asset and its loss would result in a substantial decrease in our ability to eventually become a profit-generating company.  Even if we acquire sufficient financing to meet the obligations under the 2006 PSC and the 2009 MOU, we may not be able to raise or expend the capital necessary to undertake or complete future drilling programs or acquisition opportunities unless we raise additional funds through debt or equity financings, which may not be available on acceptable terms to us or at all.  We may not be able to obtain debt or equity financing or enter into a strategic relationship with an industry partner to meet our capital requirements on acceptable terms, if at all.  Moreover, our future cash flow from operations may not be sufficient for continued exploration, development or acquisition activities, and we may not be able to obtain the necessary funds from other sources.

With the completion of the sale of our domestic oil and gas properties in August 2009, we are strictly in the exploration phase and have no proven petroleum reserves.  We expect to continue to incur significant expenses over the next several years with our operations, including further seismic studies and exploratory drilling.  Based on the exploration results to date, we anticipate that the cost per commercial well, if further results justify attempts at commercial drilling, would range from US$15 million each (shallow water gas prospects) to more than US$50 million each (deepwater oil prospects).

The 2006 PSC is subject to renegotiation pursuant to the terms of the 2009 MOU and prospective changes in Guinea’s laws and regulations, each of which may have an adverse impact upon our operations and profitability.

The 2009 MOU provides, among other things, that the 2006 PSC in its entirety will be renegotiated with a view to bringing the 2006 PSC into conformance with international standards.  There is no assurance that these negotiations will result in a mutually acceptable agreement.  If these negotiations do not come to a satisfactory conclusion (i.e., through negotiations between us and Guinea) by March 10, 2010, the 2009 MOU will be cancelled pursuant to its terms.  If the terms and conditions of the 2009 MOU are not met by March 31, 2010, the non-relinquished portion of the Contract Area could be required to be relinquished under the 2009 MOU.  We refer to the offshore area subject to our Concession as the “Contract Area.”  However, in order to reach agreement, either party has the right to recourse to international arbitration, in which event both parties shall wait for the arbitration decision to be rendered.  The 2006 PSC is subject to Guinea laws and regulations that were in force at the time of its signing.  Consequently, if Guinea passes new laws and regulations which act to modify the provisions of the 2006 PSC in a manner which results in a material change concerning our operations and economic position, we will be required to enter into negotiations with Guinea regarding the material change with a view toward restoring the original, respective economic positions of the parties before the change in laws or regulations occurred.  In the event we are not able to negotiate an acceptable modification of the 2006 PSC terms in light of new laws and regulations, we will be required to submit the matter to international arbitration.  There is no assurance that any arbitration would be successful.  The results of such negotiations or arbitration could be unfavorable to us and, as a result, could have a material adverse effect on our business plan, financial position, results of operations and future cash flows.

Negotiations or arbitration in connection with the 2006 PSC and 2009 MOU could have an unfavorable outcome.

The 2009 MOU contains a provision whereby the 2006 PSC in its entirety will be negotiated with a view to bringing it into conformance with international standards.  If this review has not come to a satisfactory conclusion (i.e., through negotiations between us and Guinea) by March 10, 2010, the 2009 MOU will be cancelled pursuant to its terms.  If we do not submit a relinquishment offer pursuant to the 2009 MOU by December 31, 2009, Guinea may select the 64% of the Contract Area that is to be surrendered.  With respect to the remaining 36%, if the terms and conditions are not satisfied by March 10, 2010, absent an agreement to the contrary, the 36% could be required to be relinquished to Guinea, subject to each party’s right to recourse to international arbitration.  The results of such negotiations or arbitration could be unfavorable to us and, as a result, could have a material adverse effect on our business plan, financial position, results of operations and future cash flows.

Our concession or obligations under the 2006 PSC or the 2009 MOU could be adversely affected by Guinea’s political uncertainties.

Guinea has faced and continues to face political, economic and social uncertainties which are beyond our control.  Maintaining a good working relationship with the Guinean government is important because the Concession is granted under the terms of the 2006 PSC and the 2009 MOU with the Guinean government.  A presidential election in Guinea is scheduled for January 31, 2010.  While we intend to maintain a positive working relationship with the Guinean government, we cannot predict the impact that the 2010 election will have on our relationship.  A change in leadership at that time could result in political instability or substantial changes in government policies which could have a material adverse effect on our business plan, financial position, results of operations and future cash flows.

We operate in Guinea, a country where corrupt behavior exists that could impair our ability to do business in the future or result in significant fines or penalties.

We operate in Guinea, a country where governmental corruption has been known to exist. There is a risk of violating either the U.S. Foreign Corrupt Practices Act or laws or legislation promulgated pursuant to the 1997 OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions or other applicable anti-corruption regulations that generally prohibit the making of improper payments to foreign officials for the purpose of obtaining or keeping business.  Some of the identified internal control deficiencies contributing to our material weaknesses in financial reporting relate to our operations in Guinea.  These material weaknesses make it more likely that a violation could have occurred.  Violation of these laws could result in monetary penalties against us or our subsidiaries and could damage our reputation and, therefore, our ability to do business.  In addition, the future success of our Guinea operations may be adversely affected by risks associated with international activities, including economic and labor conditions, political instability, risk of war, expropriation, terrorism, renegotiation or modification of existing contracts, tax laws and changes in exchange rates.

Our past losses raise doubt about our ability to operate profitably or continue as a going concern.

The audited Consolidated Financial Statements contained in our Annual Report on Form 10-K, as amended, for the fiscal year ended June 30, 2009 have been prepared assuming we will continue as a going concern.  We have incurred losses since inception, resulting in cumulative losses of $67,615,000 through June 30, 2009.  We have historically been able to raise capital from debt or equity sources to finance our activities but there is no assurance we will be able to do so in the future or on acceptable terms, if at all.  The world economic crisis, the depressed price for oil, and the depressed price of our stock have weakened our ability to continue to raise new capital in this manner.  These combined conditions raise substantial doubt about our ability to continue as a going concern, as discussed in Note # 2 to the audited Consolidated Financial Statements.  The audited Consolidated Financial Statements do not include any adjustments that might result from the outcome of this uncertainty.

Our expected future losses raise doubts about our ability to continue as a going concern unless we can raise capital.

Future events may make it difficult for us to raise capital.  To raise capital, we may sell equity or debt securities or obtain financing through a bank or other entity.  There is no limit as to the amount of debt we may incur.  Such financing may not be available to us or may not be available on terms acceptable to us.  If we raise funds raised through the issuance of equity, there may be a significant dilution in the value of our currently outstanding common stock.  Our growth is dependent on our raising capital through the sale of equity or debt or our ability to attract a joint venture or financial partner for the Concession.  There is no assurance that we will be able to raise any equity or debt financing or that we will be able to attract a joint venture or financial partner to invest in our Guinea concession.  We expect that entering into these partnering relationships would entail transferring a portion of our interest in the Concession to such partner.

We do not have reserve reports for the concession and our expectations as to oil and gas reserves are uncertain and may vary substantially from actual production.

We do not have any reserve reports or geology or petroleum engineering reports for the Concession.  A reserve report is the estimated quantities of oil and gas based on reports prepared by third party reserve engineers.  Reserve reporting is a subjective process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact manner.  Because we do not have any reserve reports for the Concession our expectations as to oil and gas reserves are uncertain and may vary substantially from actual production.

We have a history of losses and there is no assurance that we will ever achieve or sustain profitability.

We have experienced substantial operating losses.  We expect to incur significant operating losses until we commence sales from the Concession. We will also need to raise sufficient funds to finance our exploration and exploitation activities.  We may be unable to achieve or sustain profitability.

We have no ability to control the prices that we may receive for oil and gas.  Oil and gas prices are volatile and a substantial or extended decline in prices could adversely affect our financial condition, liquidity, ability to obtain financing and future operating results.

We have no source of revenue at this time.  Our financial condition is based solely on our ability to sell equity or debt securities to investors or enter into a joint venture or similar strategic relationship with an industry partner, sell interests related to the Concession or borrow funds.  We expect that entering into these partnering relationships would entail transferring a portion of our interest in the Concession to such partner.  Such investors would consider the price of oil in making an investment decision.  Declines in oil and gas prices may adversely affect our financial condition, liquidity, ability to obtain financing and operating results. Low oil and gas prices also may reduce the amount of oil and gas that we could produce economically. Low oil and gas prices in the future could have a negative effect on our future financial results.  Historically, oil and gas prices and markets have been volatile, with prices fluctuating widely, and they are likely to continue to be volatile. Prices for oil and gas are subject to wide fluctuations in response to relatively minor changes in supply and demand, market uncertainty and a variety of additional factors that are beyond our control.  These factors include:

•	the level of domestic and foreign supplies of oil;

•	the level of consumer product demand;

•	weather conditions;

•	political conditions in oil producing regions throughout the world;

•	the ability of the members of the Organization of Petroleum Exporting Countries to agree to and maintain oil production;

•	price and production controls;

•	the price of foreign oil imports;

•	actions of governments;

•	domestic and foreign governmental regulations;

•	the price, availability and acceptance of alternative fuels;

•	overall economic conditions; and

•	value of the U.S. dollar.

These factors and the volatile nature of the energy markets make it impossible to predict oil and gas prices. Our inability to respond appropriately to changes in these factors could have a material adverse effect on our business plan, financial position, results of operations and future cash flows.

Investment in the oil and gas business is risky and there is no assurance we will be successful in discovering oil and gas.

Oil and gas exploration and development are inherently speculative activities.  There is no certain method to determine whether or not a given lease or concession will produce oil or gas or yield oil or gas in sufficient quantities and quality to result in commercial production.  The development of a lease or concession may result in dry holes or in the discovery of oil or gas that is not commercially feasible to produce.  There is no guarantee that we may find oil or gas in commercial quantities.  There is no guarantee that a producing asset will continue to produce. Because of the high degree of risk involved, there can be no assurance that we will recover any portion of our investment or that our investment in leases will be profitable.

Drilling activities are subject to numerous risks, including the significant risk that we do not reach our target reservoir or that no commercially productive reserve is encountered.  The cost of drilling, completing and operating wells and of installing production facilities and pipelines is often uncertain.  Drilling costs could be significantly higher if we encounter difficulty in drilling offshore.

The quantities of oil and gas that we may produce and deliver may be affected by factors beyond our control, such as the inability of the wells to deliver at the necessary quality and pressure, premature exhaustion of reserves, changes in governmental regulations affecting allowable production and priority allocations, weather, natural events, and price limitations imposed by governmental agencies.  If any of the foregoing risks occurred, our future revenue potential could be substantially reduced.

There are drilling and operational hazards associated with the oil and gas industry which could result in substantial losses.

The oil and gas industry involves a variety of operating risks, including:

•	blowouts, cratering and explosions;

•	mechanical and equipment problems;

•	uncontrolled flows of oil and gas or well fluids;

•	fires;

•	marine hazards with respect to offshore operations;

•	formations with abnormal pressures;

•	pollution and other environmental risks; and

•	natural disasters.

Offshore operations are subject to a variety of operating risks peculiar to the marine environment, such as capsizing and collisions.  Also, offshore operations are subject to damage or loss from adverse weather conditions.

Any of these events could result in loss of human life, significant damage to property, environmental pollution, impairment of our operations and substantial losses. Locating pipelines near populated areas, including residential areas, commercial business centers and industrial sites, could increase these risks. The occurrence of any of these events could have a material adverse effect on our business plan, financial position, results of operations and future cash flows.

We are subject to governmental regulations of which the cost of compliance may have an adverse effect on our financial condition, results of operations and future cash flow.

Oil and gas operations in Guinea and the U.S. are subject to extensive government regulation and to interruption or termination by governmental authorities on account of ecological and other considerations.  It is impossible to predict future government proposals that might be enacted into law and the effect they might have on us.  Restrictions on oil and gas activities, such as production restrictions, price controls, tax increases and pollution and environmental controls may have material adverse effect on our financial condition, results of operations and future cash flows.

The oil and gas industry is subject to hazards related to pollution and environmental issues which may create substantial liabilities to third parties.

Hazards in the drilling and/or the operation of gas and oil properties, such as accidental leakage or spillage, are sometimes encountered. Such hazards may cause substantial liabilities to third parties or governmental entities, the payment of which could adversely affect our liquidity or result in the loss of our leases. We may be subject to liability for pollution and other damages due to environmental events.  Environmental regulatory matters also could increase substantially the cost of doing business, may cause delays in producing oil and gas or require the modification of operations in certain areas.

Our operations are subject to numerous stringent and complex laws and regulations governing the discharge of materials into the environment or otherwise relating to environmental protection. Failure to comply with these laws and regulations may result in the assessment of administrative, civil and criminal penalties, the imposition of remedial requirements, and the imposition of injunctions to force future compliance.

Government regulations may require permits for drilling operations, drilling bonds and reports concerning operations. In addition, there may be statutes, rules and regulations governing conservation matters, including the unitization or pooling of oil and gas properties, establishment of maximum rates of production from oil and gas wells and the spacing, plugging and abandonment of such wells. Such statutes and regulations may limit the rate at which oil and gas could otherwise be produced from our properties and may restrict the number of wells that may be drilled on a particular lease or in a particular field.

Decommissioning costs are unknown and may be substantial; unplanned costs could divert resources from other projects.

We may become responsible for costs associated with abandoning and reclaiming wells, facilities and pipelines which we use for production of oil and gas reserves. Abandonment and reclamation of these facilities and the costs associated therewith is often referred to as “decommissioning.”  We have not yet determined whether we will establish a cash reserve account for these potential costs in respect of any of our current properties or facilities, or if we will satisfy such costs of decommissioning from the proceeds of production in accordance with the practice generally employed in onshore and offshore oilfield operations. If decommissioning is required before economic depletion of our properties or if our estimates of the costs of decommissioning exceed the value of the reserves remaining at any particular time to cover such decommissioning costs, we may have to draw on funds from other sources to satisfy such costs. The use of other funds to satisfy such decommissioning costs could impair our ability to focus capital investment in other areas of our business.

The success of our business depends on our ability to find, develop and acquire oil and gas reserves.

We expect to find certain reserves of gas and oil that can be profitably exploited. There is, however, no guarantee that we will find reserves that will economically produce. Future drilling activities could subject us to many risks, including the risk that we will not find commercially productive reservoirs. Drilling for oil and natural gas can be unprofitable, not only from dry wells, but from productive wells that do not produce sufficient revenues to return a profit. Also, title problems, weather conditions, governmental requirements and shortages or delays in the delivery of equipment and services can delay our drilling operations or result in their cancellation. The cost of drilling, completing and operating wells is often uncertain, and new wells may not be productive. As a result, we may not recover all or any portion of our investment. Moreover, if natural gas and oil prices decline, the amount of natural gas and oil we can economically produce may be reduced, which may result in a material decline in our revenues, if any.

We may have write downs of our assets due to price volatility.

Accounting rules require us to review the carrying value of our oil and gas properties on a quarterly basis for possible write down or impairment. Under these rules, capitalized costs of proved reserves may not exceed a ceiling calculated at the present value of estimated future net revenues from those proved reserves. Capital costs in excess of the ceiling must be permanently written down. A decline in oil and natural gas prices could cause a write down and would negatively affect our future income, if any.

The unavailability or high cost of drilling rigs, equipment, supplies, personnel and oilfield services could adversely impact us.

Drilling activity offshore Guinea will require that we have access to an offshore drilling rig. Unavailability, shortages or increases in the cost of drilling rigs, equipment, supplies or personnel could delay or adversely affect our Guinea operations.  There can be no assurance that we will be able to obtain the necessary equipment or that services will be available at economical prices.

Expansion of our exploration program will require capital from outside sources.

We do not currently have the financial resources nor have we entered into a joint venture or similar strategic relationship with an industry partner to conduct further seismic testing or to drill offshore Guinea.  Absent raising additional capital or entering into a joint venture or similar arrangement, we will not be able to conduct further seismic testing or to conduct drilling operations offshore Guinea.  There is no assurance that capital will be available in the future to us or that capital will be available under terms acceptable to us. We will need to raise additional money, either through the sale of equity securities (which could dilute the existing stockholders' interest), through the entering of joint venture agreements (which, while limiting our risk, could reduce our ownership interest in the Concession), or from borrowings from third parties (which could result in our assets being pledged as collateral and which would increase our debt service requirements).

Additional capital could be obtained from a combination of funding sources, many of which could have a material adverse effect on our business, results of operations and financial condition. These potential funding sources, and the potential adverse effects attributable thereto, include:

•	additional offerings of equity securities, which would cause dilution of our common stock;

•	sales of interests in the Concession and exploration program, which would reduce any future revenues from that program;

•	borrowings from financial institutions, which may subject us to certain restrictive covenants, including covenants restricting our ability to raise additional capital or pay dividends;

•
debt offerings, which would increase our leverage and add to our need for cash to service such debt (which could result in additional assets being pledged as collateral and which could increase our debt service requirements); and

•	sales of interests in other projects, which could reduce any future revenues.

It is difficult to quantify the amount of financing we may need to fund our business plan.  The amount of funding we may need in the future depends on various factors such as:

•	our financial position;

•	the prevailing market price of natural gas and oil; and

•	the lead time required to bring any discoveries to production.

Our ability to raise additional capital will depend on the results of operations and the status of various capital and industry markets at the time such additional capital is sought. Capital may not become available to us from any particular source or at all. Even if additional capital becomes available, it may not be on terms acceptable to us. Failure to obtain additional financing on acceptable terms may have a material adverse effect on our business plan, financial position, results of operations and future cash flows.

Pending and future claims and litigation may adversely affect our financial condition and results of operations.

We are currently involved in various lawsuits, including a claim involving contractually prohibited short selling, a claim that Hyperdynamics and its Officers and Directors breached their fiduciary duties to shareholders and committed other tortuous acts, a claim that our actions or omissions caused the loss of the Royalty and Production Sharing Agreement, dated November 8, 2002, and an environmental cleanup case, among other claims more thoroughly described in Item 3 of our Annual Report on Form 10-K for the fiscal year ended June 30, 2009, as amended.  The outcome of litigation is difficult to assess or quantify, and we cannot predict how it will impact us, however the litigation described in Item 3 could subject us to substantial legal expenses.  If we do not prevail, we might not have sufficient funds to make payments on our debt or successfully execute our business strategy or have to declare bankruptcy or cease operations.

Drilling new wells could result in new liabilities, which could endanger our interests in our properties and assets.

There are risks associated with the drilling of oil and natural gas wells which could significantly reduce our revenues or cause substantial losses, impairing our future operating results. We may become subject to liability for pollution, blow-outs or other hazards. We intend to obtain insurance with respect to these hazards, but such insurance has limitations on liability that may not be sufficient to cover the full extent of such liabilities. The payment of such liabilities could reduce the funds available to us or could, in an extreme case, result in a total loss of our properties and assets. Moreover, we may not be able to maintain adequate insurance in the future at rates that are considered reasonable. Oil and natural gas production operations are also subject to all the risks typically associated with such operations, including premature decline of reservoirs and the invasion of water into producing formations.

We have competition from other companies that have larger financial and other resources that put us at a competitive disadvantage.

A large number of companies and individuals engage in drilling for gas and oil, and there is competition for the most desirable prospects. We will encounter intense competition from other companies and other entities in the sale of our oil and gas production. We could be competing with numerous oil and gas companies which may have financial resources significantly greater than ours. The quantities of gas and oil to be delivered by us may be affected by factors beyond our control, such as the inability of the wells to deliver at the necessary quality and pressure, premature exhaustion of reserves, changes in governmental regulations affecting allowable production and priority allocations, and price limitations imposed by Federal and state regulatory agencies, as well as foreign governments.

We are highly dependent on our management team and consultants and any failure to retain the services of such parties could adversely affect our ability to effectively manage our operations or successfully execute our business plan.

The successful implementation of our business strategy is highly dependent on our management team and certain key geoscientists, geologists’, engineers and other professionals engaged by us.  The loss of key members of our management team or other highly qualified technical professionals could adversely affect our ability to effectively manage our overall operations or successfully execute current or future business strategies which may have a material adverse effect on our business, financial condition and operating results.

The current recession could have a material adverse impact on our financial position, results of operations and cash flows.

The oil and gas industry is cyclical in nature and tends to reflect general economic conditions.  The US and other world economies are in a recession that may lead to significant fluctuations in demand and pricing for crude oil and natural gas production.  Our business plan will likely be significantly affected by decreased demand and lower commodity prices.  If commodity prices continue to decline, there could be impairment of operating assets.  Our future access to capital, as well as that of our contractors, could be limited due to tightening credit markets that could inhibit our business development.

We depend on oil and gas industry vendors and may not be able to obtain adequate services.

We are dependent on industry vendors for the success of our oil and gas exploration projects. We could be harmed if we fail to attract quality industry vendors to participate in our exploration and production activities.

New investors or commercial partners may require participation interests which could decrease future profitability.

The pace of exploration and the level of operations may be determined by the amount of funding available. If funding is limited, exploration may be continued under agreements that provide investors or commercial partners with a participation interest in a particular property held by us. Under this type of arrangement, an investor or commercial partner would invest in specific property and receive a negotiated interest in that specific property. This could reduce the potential profitability of the remaining interest in the property and reduce our ability to control and manage the property. We expect that entering into these partnering relationships would entail transferring a portion of our interest in the Concession to such partner.

Dollar versus Euro denomination for oil and gas transactions may impact the value of future oil and gas transactions.

Our financial currency is the U.S. dollar.  Most international oil and gas transactions are currently denominated in U.S. dollars.  There could be a desire by some oil producing nations to denominate the price of oil transactions in Euros.  We do not hedge any market risk.  The Euro has recently increased in value relative to the dollar.  If we later engage in Euro denominated transactions we could face a foreign currency exchange risk of the Euro decreasing in value relative to the U.S. dollar.

There are material weaknesses in our disclosure controls and procedures and our internal control over financial reporting and existing deficiencies may not be adequately remediated.

A material weakness is a control deficiency, or a combination of control deficiencies, that results in there being more than a remote likelihood that a material misstatement in our financial statements will not be prevented or detected.  We have determined that as of June 30, 2009 our disclosure controls and procedures were not effective in ensuring that the information required to be disclosed by us in reports filed under the Securities Exchange Act of 1934 is recorded, processed and reported within the time periods specified in the rules and forms of the SEC.

We have also determined as of June 30, 2009 that we have material weaknesses in our internal control over financial reporting and, as a result, our internal control over financial reporting is not effective.  Some of the weaknesses we identified in our internal control over financial reporting relate to our operations in Guinea, including deficiencies in the Company’s control environment, deficiencies in the staffing of our financial accounting department, and departure of members of financial management. See Item 9A(T) Controls and Procedures for further disclosure concerning our controls and procedures.  These deficiencies increase the likelihood of misstatements in our financial statements or violations of law.

Our internal control and procedures were developed through a process in which our management applied its judgment in assessing the costs and benefits of such internal controls and procedures, which, by their nature, can provide only reasonable assurance regarding the control objectives. The design of any system of internal controls and procedures is based in part upon various assumptions about the likelihood of future events.  The actions taken to date have not been effective in remediation of the material weaknesses.  We do not know when, or if ever, the material weaknesses will be corrected.  Any failure to remediate the deficiencies noted in connection with our audits or to implement required new or improved controls, or difficulties encountered in their implementation, could cause us to fail to meet our reporting obligations or result in material misstatements in our financial statements. Ineffective internal control over financial reporting could also cause investors to lose confidence in our reported financial information, which could result in a lower trading price of our stock.

We have an accumulated deficit and expect to incur additional losses.

We have a substantial accumulated deficit. We may not be able to meet our debts as they become due. If we are unable to generate sufficient cash flow or obtain funds to pay debt, we will be in default.

We may experience potential fluctuations in results of operations.

Our future revenues may be affected by a variety of factors, many of which are outside our control, including (a) the success of project results; (b) swings in availability of drilling services needed to implement projects and the pricing of such services; (c) a volatile oil and gas pricing market which may make certain projects that we undertake uneconomic; (d) our ability to attract qualified employees and consultants; and (e) the amount and timing of operating costs and capital expenditures relating to conducting our business operations and infrastructure. As a result of our limited operating history and the emerging nature of our business plan, it is difficult to forecast revenues or earnings accurately, which may fluctuate significantly from quarter to quarter.

NYSE Amex has issued us correspondence that informs us of non-compliance with their listing standards.

As described below in Item 5. Market for Registrant’s Common Equity, Related Shareholder Matters and Issuer Purchases of Equity Securities of our Annual Report on Form 10-K, as amended, for the fiscal year ended June 30, 2009, the NYSE Amex has provided us correspondence that indicated we were not in compliance with the NYS Amex continued listing requirements base on the NYSE Amex’s review of our Form 10-Q for the quarter ended December 31, 2008.  We submitted a plan to regain compliance with the listing standard, which NYSE Amex accepted.  In a letter dated October 9, 2009, NYSE Amex notified us that, while we remain noncompliant with Section 1003(a)(iv) of the Company Guide, we have made a reasonable demonstration of our ability to regain compliance with Section 1003(a)(iv) of the Company Guide no later than March 17, 2010, which is a six month extension of the September 17, 2009 compliance date originally established by NYSE Amex in its May 28, 2009 letter approving our plan of compliance.  During this extension period, we will be subject to periodic review by NYSE Amex.  Failure to make progress consistent with our plan of compliance or to regain compliance with the continued listing standards by the end of the extension period could result in our being delisted from NYSE Amex.  In addition, NYSE Amex notified us that we have resolved the continued listing deficiencies with respect to Sections 1003(a)(ii) and (a)(iii) of the Company Guide, and that, pursuant to Section 1009(f) of the Company Guide, NYSE Amex may initiate delisting procedures if we do not demonstrate compliance for two consecutive quarters and/or by September 17, 2010. We do not know when the NYSE Amex listing panel will make a decision regarding our listing delinquencies and there is no assurance that we will not be delisted from NYSE Amex.

If we are delisted from the NYSE Amex, it is expected that our common stock would be quoted on the Over-the-Counter Bulletin Board.  Any such delisting from the NYSE Amex, could result in:

•	an increase in the bid-ask spread on the stock;

•	reduced daily stock trading volume;

•	reduction in the number of investors who are interested in trading our stock; and

•	being categorized as a penny stock company because the stock price is below $5.00 per share and the stock is traded on the over the counter market.

In the event we become a penny stock company, FINRA sales practice requirements limit a stockholders' ability to buy and sell our stock.

In the event we become subject to the penny stock rules, there are certain rules that have been adopted by the Financial Industry Regulatory Authority, Inc. (FINRA) to which our common stock will be subject.  FINRA rules require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer.  Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives, and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which has the effect of reducing the level of trading activity and liquidity of our common stock.  Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker-dealers are willing to make a market in our common stock, reducing a stockholders' ability to resell shares of our common stock.

We may issue additional shares of common stock in the future, which could cause dilution to all shareholders.

We may seek to raise additional equity capital in the future. Any issuance of additional shares of our common stock will dilute the percentage ownership interest of all shareholders and may dilute the book value per share of our common stock.

Shareholders could incur negative impact due to the removal of the legend on a significant percentage of our outstanding shares of common stock, or the exercise of options and warrants.

As of November 11, 2009, approximately 16,072,222 shares of our common stock were restricted shares, and we have outstanding warrants and options to purchase approximately 16,284,391 shares of common stock. If these options and warrants are exercised, the underlying shares may become eligible for immediate resale. We do not know when or if these options will be exercised. In the event that a substantial number of these restricted shares are offered for sale in the market by several holders, the market price of our common stock could be adversely affected.

Our management controls a significant percentage of our current outstanding common stock; their interests may conflict with those of our shareholders.

As of the date of this Current Report on Form 8-K, our Directors and Executive Officers and their affiliates collectively and beneficially own or control approximately 8% of our voting power (including stock, warrants and, options). This concentration of voting control gives our Directors and Executive Officers and their respective affiliates substantial influence over any matters which require a shareholder vote, including, without limitation, the election of Directors, even if their interests may conflict with those of other shareholders. It could also have the effect of delaying or preventing a change in control of or otherwise discouraging a potential acquirer from attempting to obtain control of us. This could have a material adverse effect on the market price of our common stock or prevent our shareholders from realizing a premium over the then prevailing market prices for their shares of common stock.

Our stock price is highly volatile and you may lose some or all of your investment.

Trading prices of our common stock may fluctuate in response to a number of events and factors, such as:

•	general economic conditions;

•	availability of credit;

•	changes in interest rates;

•	conditions or trends in the oil and gas business;

•	fluctuations in the stock market in general and market prices for oil and gas companies in particular;

•	quarterly variations in our operating results;

•	new products, services, innovations, and strategic developments by our competitors or us, or business;

•	combinations and investments by our competitors or us;

•	changes in environmental regulation;

•	changes in our capital structure, including issuance of additional debt or equity to the public;

•	additions or departures of our key personnel;

•	corporate restructurings, including layoffs or closures of facilities;

•	stock market analyst reports, news and speculation;

•	political turmoil in Guinea; and

•	natural disasters such as hurricane, flooding, earthquake, acts of God.

We do not intend to pay dividends in the foreseeable future; therefore, you may never see a return on your investment.

We do not anticipate the payment of cash dividends on our common stock in the foreseeable future. We anticipate that any profits from our operations will be devoted to our future operations. Any decision to pay dividends will depend upon our profitability at the time, cash available and other factors, and in the sole discretion of our Board of Directors.

Since we have not paid any dividends on our common stock and do not intend to do so in the future, a purchaser of our common stock will only realize a gain on their investment if the market price of our common stock increases.

We have never paid, and do not intend to pay, any cash dividends on our common Stock for the foreseeable future. The payment of cash dividends in the future, if any, will be at the discretion of our board of directors and will depend upon such factors as restrictions contained in our financing facilities, earnings levels, capital requirements, our overall financial condition, and any other factors deemed relevant by our board of directors. A purchaser of our common stock, in all likelihood, will only realize a profit on their investment if the market price of our common stock increases in value.

Our directors and officers have rights to indemnification.

The Delaware General Corporation Law provides that we will indemnify our directors and officers if they are a party to any civil or criminal action. This may discourage claimants from making claims against the directors and officers even if the claims have merit. The cost of indemnification could be high.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Sales of substantial amounts of our common stock in the public market could harm the market price of our common stock.

The sale of substantial amounts of our shares (including shares issuable upon exercise of outstanding options and warrants to purchase our common stock) may cause substantial fluctuations in the price of our common stock.  Because investors may be more reluctant to purchase shares of our common stock following substantial sales or issuances, the sale of shares in this offering could impair our ability to raise capital in the near term.

Item 9.01          Financial Statements and Exhibits.

Exhibit Number	Description

Exhibit 5.1	Opinion of Patton Boggs LLP

Exhibit 10.1	Form of Shares Purchase Agreement

Exhibit 23.1	Consent of Patton Boggs LLP (included in Exhibit 5.1)

Exhibit 99.1	Press Release dated November 12, 2009 entitled “Hyperdynamics To Raise $1.5 Million in Registered Direct Offering”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERDYNAMICS CORPORATION

Date: November 12, 2009	By:	/s/ JASON D. DAVIS
	Name:	Jason D. Davis
	Title:	Chief Financial Officer and
Principal Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 5.1	Opinion of Patton Boggs LLP

Exhibit 10.1	Form of Shares Purchase Agreement

Exhibit 23.1	Consent of Patton Boggs LLP (included in Exhibit 5.1)

Exhibit 99.1	Press Release dated November 12, 2009 entitled “Hyperdynamics To Raise $1.5 Million in Registered Direct Offering”